						   Kathryn C. Littleton
						   (607) 974-8206
						   John H. Abrams
						   (607) 974-8832

IMMEDIATE RELEASE
JUNE 28, 1994


		  Corning Incorporated Reports

	  Second-Quarter Income of $111.4 Million



	CORNING, N.Y., June 28 - Corning Incorporated (NYSE:GLW)

reported today that its 1994 second-quarter net income totaled

$111.4 million, or $0.54 per share, a 14 percent rise over the second quarter of 1993.

	Second quarter sales amounted to $1.1 billion, up 22

percent from the prior year.  Approximately half of the sales increase was due to recent acquisitions, including Damon

Corporation in 1993.  Consistent with the first quarter, sales growth was led by businesses in the company's strongest growth markets:  communications, environment and life sciences.

	Equity company results rose 24 percent to $34.0 million,

due primarily to continued improvement from operations at Dow

Corning Corporation and to the elimination of losses from Vitro

Corning, S.A., which was divested in late 1993.

	Board Chairman James R. Houghton said he attributes the

good results to the "combination of a strengthened U. S.

economy which is having a positive impact on all major

businesses, Corning's position in three major growth markets,

and the benefits of ongoing cost-reduction efforts.  We

believe this solid broad-based performance will enable us to meet our financial objectives for the year."

	Corning Incorporated is a Fortune 200 company which

reports its financial results in four segments: specialty

materials, communications, laboratory services and consumer

products.  For 1993 revenues totaled $4 billion.

			   -30-

Investor Relations Contact:  Richard B. Klein, (607) 974-8313

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per-share amounts)

						    Twenty-Four Weeks Ended  Twelve Weeks Ended
							 June 19,    June 20,    June 19, June 20,
							  1994        1993        1994     1993
							    (Unaudited)             (Unaudited)

REVENUES
 Net sales                         $2,054.6     $1,723.8   $ 1,105.7 $  906.8
 Royalty, interest, and
   dividend income                     11.2         12.4         3.5      6.0
 Non-operating gains                                 4.2
							 2,065.8      1,740.4     1,109.2    912.8

DEDUCTIONS
 Cost of sales                      1,318.2      1,100.5       696.1    568.4
 Selling, general and
   administrative expenses            388.0        345.3       202.3    176.7
 Research and development expenses     79.3         77.5        41.1     39.8
 Interest expense                      51.7         35.1        25.9     18.6
 Other, net                             8.8         11.5         3.0      8.4

Income before taxes on income         219.8        170.5       140.8    100.9
Taxes on income                        83.0         58.6        53.4     34.7
Income before minority interest
 and equity earnings                  136.8        111.9        87.4     66.2
Minority interest in earnings
 of subsidiaries                      (17.9)        (6.9)      (10.0)    (3.8)
Equity in earnings of associated
 companies                             50.5         34.6        34.0     27.4

NET INCOME                         $  169.4    $   139.6   $   111.4 $   89.8

EARNINGS PER COMMON SHARE
NET INCOME                         $   0.82     $  0.73     $  0.54  $  0.47

The accompanying notes are an integral part of these statements.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

									    June 19,     January 2,
										1994          1994
										    (Unaudited)

		  ASSETS

CURRENT ASSETS
 Cash and short-term investments                 $  121.0      $   160.8
 Receivables, net                                   845.6          691.1
 Inventories                                        408.7          353.9
 Deferred taxes on income and other
   current assets                                   224.3          265.9
	Total current assets                         1,599.6        1,471.7

INVESTMENTS                                         676.6          630.7

PLANT AND EQUIPMENT, NET                          1,797.5        1,759.8

GOODWILL AND OTHER INTANGIBLE ASSETS, NET         1,217.1        1,009.1

OTHER ASSETS                                        330.3          360.4
									    $5,621.1      $ 5,231.7

	LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Loans payable                                   $  238.5      $   141.7
 Accounts payable                                   143.4          245.1
 Other accrued liabilities                          681.8          633.5
	Total current liabilities                    1,063.7        1,020.3

OTHER LIABILITIES                                   665.9          668.6
LOANS PAYABLE BEYOND ONE YEAR                     1,605.6        1,585.6
MINORITY INTEREST IN SUBSIDIARY COMPANIES           186.2          245.7
CONVERTIBLE PREFERRED STOCK                          25.0           25.7
COMMON STOCKHOLDERS' EQUITY                       2,074.7        1,685.8
									    $5,621.1      $ 5,231.7

The accompanying notes are an integral part of these statements.

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Corning Incorporated and Subsidiary Companies
Notes to Consolidated Financial Statements
Quarter 2, 1994

(1) Earnings per common share are computed by dividing net income less dividends on preferred stock by the weighted average number of common shares outstanding during the period. The weighted average shares outstanding (in thousands) for the second quarter were 206,268 and 189,776 for 1994 and 1993, respectively, and for the first half were 204,286 and 189,699 for 1994 and 1993, respectively. Preferred dividends of $0.5 million and $1.0 million were declared in the second quarter and first half of 1994, respectively, compared with $0.6 million and $1.1 million in the same periods of 1993.

(2) Depreciation and amortization charged to operations for the twenty-four weeks ended June 19, 1994, and June 20, 1993, totaled
$154.9 million and $127.4 million, respectively.

(3) In April 1994, Corning sold its Damon clinical laboratory testing operations in California to Physicians Clinical Laboratory, Inc., for approximately $51 million in cash. No gain or loss was recognized as a result of this transaction. The proceeds from this transaction were used to retire a portion of the debt incurred in conjunction with the Damon acquisition in August 1993.

(4) In May 1994, Corning sold its Parkersburg, W.Va., glass-tubing products plant to Schott Corporation, a subsidiary of the Schott Group, for $57 million and decided to exit several minor product lines in the specialty materials segment. The net gain from these transactions is not material.

(5) In May 1994, Corning and International Technology Corporation signed a definitive agreement to create a jointly owned company to provide environmental testing and related services. Under the terms of the agreement, Corning will transfer the net assets of its environmental testing laboratory business to the new company and International Technology will transfer the assets of its IT Analytical Services business to the new company. As a result of the transaction, Corning and International Technology will each own 50 percent of the company. The transaction is expected to close in the third quarter of 1994. Corning will account for its investment in the new company using the equity method of accounting for investments.

(6) In June 1994, Corning acquired all of the outstanding shares of Maryland Medical Laboratories Inc. and several affiliates for approximately 4.5 million shares of Corning common stock in a pooling of interests transaction. Corning's consolidated financial statements have not been restated because the acquisition is not material to Corning's financial position or results of operations.

(7) In June 1994, Corning signed a definitive agreement to acquire all of the outstanding shares of Nichols Institute in a transaction to be accounted for as a pooling of interests. Under terms of the agreement, Corning will exchange newly issued shares with a value equal to $13 for each Nichols share. The transaction is subject to regulatory approval and is expected to close in the second half of 1994. Corning's consolidated financial statements will not be restated because the acquisition is not material to Corning's financial position or results of operations.

Non-operating gains and losses

(8)During the first quarter of 1993, Corning recognized a non-operating gain totaling $4.2 million ($2.6 million after tax).